EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-282615, 333-256048, 333-241837, 333-288984, and 333-226494) on Form S-8 and in the registration statement (No. 333-282655) on Form S-3 of our reports dated February 25, 2026, with respect to the consolidated financial statements of Murphy Oil Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
February 25, 2026